Exhibit 99.1
ASGN Incorporated Reports Fourth Quarter and Full Year 2021 Financial Results
Financial Results Exceeded Previously-announced Guidance Estimates

February 9, 2022

RICHMOND, VA.— (BUSINESS WIRE) -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and professional solutions, including technology, creative, and digital, across the commercial and government sectors, reported financial results for the quarter and the year ended December 31, 2021.

Highlights
Fourth Quarter 2021 —
•Revenues were $1.1 billion, up 17.0 percent over the fourth quarter of 2020
•Income from continuing operations was $65.4 million, up 35.4 percent over the fourth quarter of 2020
•Adjusted EBITDA (a non-GAAP measure) from continuing operations was $130.3 million, or 12.4 percent of revenues
•At quarter end, cash and cash equivalents totaled $529.6 million
•In December, ASGN's Board of Directors approved a new two-year $350 million stock repurchase program
Full Year 2021 —
•Revenues were $4.0 billion, up 14.5 percent over 2020
•Adjusted EBITDA was $483.1 million, or 12.0 percent of revenues
•Free Cash Flow from continuing operations (a non-GAAP measure) was $246.9 million
•Company spent approximately $181.3 million on the repurchase of its common stock
•Acquired three consulting businesses for $222.8 million
•Sold the Oxford Business for $525.0 million ($433.5 million net of income taxes)

Management Commentary

“Fourth quarter 2021 capped off an extremely productive year for ASGN, with momentum building throughout the quarter. Revenues of $1.1 billion and Adjusted EBITDA of $130.3 million improved 17 percent and 26 percent year-over-year, respectively, surpassing the high-end of our guidance ranges,” said ASGN Chief Executive Officer, Ted Hanson. “Our success in the final quarter, combined with the strength of the prior three quarters, resulted in record full year revenues of $4.0 billion, up 14.5 percent from 2020, a year in which the Company also achieved record performance. Full year Adjusted EBITDA of $483.1 million was up 23 percent over the prior year.”

Mr. Hanson continued, “Our success in the final quarter of 2021 was largely due to the outperformance of our Commercial Segment, led by our consulting business which improved 75.2 percent over the prior-year period, as well as double-digit growth in our creative digital marketing and permanent placement services. The Federal Government Segment performed in line with our revenue expectations for the quarter while also witnessing an improving business mix that resulted in a significant gross margin expansion of 560 basis points year-over-year. Ultimately, the acceleration of our revenue growth throughout Q4 2021, the continued momentum we are witnessing year to-date and our first quarter 2022 guidance ranges, are all indications that ASGN’s business remains on an upward trajectory. As a leading provider of IT services and solutions to the commercial and government end markets, our business has steady and predictable trends. Our productivity and volume of work remain high, and I am confident that we are well positioned for 2022.”

Fourth quarter of 2021 Financial Results - Summary

				Change
(In millions, except per share data)	Q4 2021	Q4 2020	Q3 2021	Y-Y	Sequential
Revenues
Commercial Segment	$790.5	$637.2	$774.9	24.1%	2.0%
Federal Government Segment	263.3	263.2	298.9	—%	(11.9)%
	1,053.8	900.4	1,073.8	17.0%	(1.9)%
Gross Margin
Commercial Segment	32.5%	31.2%	32.4%	1.3%	0.1%
Federal Government Segment	21.6%	16.0%	19.3%	5.6%	2.3%
Consolidated	29.8%	26.7%	28.7%	3.1%	1.1%

Income from continuing operations	$65.4	$48.3	$66.3	35.4%	(1.4)%
Income from discontinued operations	19.6	7.1	145.7	N/M	N/M
Net Income	$85.0	$55.4	$212.0	53.4%	(59.9)%

Earnings per Share - Diluted
Continuing operations	$1.24	$0.90	$1.24	37.8%	—%
Discontinued operations	0.37	0.14	2.73	N/M	N/M
Earnings per diluted share	$1.61	$1.04	$3.97	54.8%	(59.4)%

Non-GAAP Financial Measures (from Continuing Operations)
Adjusted Net Income	$82.1	$62.5	$84.6	31.4%	(3.0)%
Adjusted Net Income per diluted share	$1.55	$1.17	$1.58	32.5%	(1.9)%
Adjusted EBITDA	$130.3	$103.4	$136.6	26.0%	(4.6)%
Adjusted EBITDA margin	12.4%	11.5%	12.7%	0.9%	(0.3)%
__________
Notes:
The Company has two financial reporting segments: Commercial and Federal Government. The Commercial Segment is comprised of the Apex Systems, Creative Circle and CyberCoders divisions. The Federal Government Segment was formerly referred to as the ECS Segment.
All periods included above and elsewhere in the release present the Oxford business as discontinued operations. The Oxford Business was sold in August 2021.
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.
N/M means not meaningful.

Consolidated revenues for the fourth quarter of 2021 were up 17.0 percent over the same period of last year. Revenues for the fourth quarter of 2021 included approximately $41.0 million from businesses acquired after the third quarter of 2020.

Revenues from the Commercial Segment (75.0 percent of total revenues) were up 24.1 percent over the fourth quarter of last year and included approximately $8.8 million from a business acquired in 2021. Revenue growth for the quarter was driven by double-digit growth in consulting, creative digital marketing and permanent placement services and above-market growth in IT assignment revenues. Revenues from the segment's IT services and solutions division accounted for 82.6 percent of the segment's revenues, up 20.7 percent over the fourth quarter of 2020. Consulting services revenues for the segment (virtually all IT services) were $191.7 million, up 75.2 percent from the fourth quarter of 2020. Revenues from the segment's creative marketing and permanent placement divisions, which combined accounted for 17.4 percent of revenues, were up 42.5 percent year-over-year.

Revenues from the Federal Government Segment (25.0 percent of revenues) were flat year-over-year despite a difficult prior-year comparable as the fourth quarter of 2020 benefited from higher spending levels under certain cost reimbursable contracts and from a low-margin web services contract that the segment elected not to renew in the third quarter of 2021. Federal Government revenues for the fourth quarter included $32.2 million from businesses acquired after the third quarter of 2020.

Gross margin for the fourth quarter of 2021 was 29.8 percent, an expansion of 310 basis points over the fourth quarter of 2020. Both business segments reported expansion in gross margin. The expansion in gross margin of the Commercial Segment was driven by the double-digit growth of its high-margin services (commercial consulting, creative digital marketing and permanent placement services). The expansion in gross margin of the Federal Government Segment was driven by changes in business mix, including (i) a lower level of revenues from certain cost reimbursable contracts and from a low-margin web services project, (ii) the contribution from the high-margin businesses acquired during 2021 and (iii) higher profitability on two firm-fixed-price contracts whose initial contract term ended during the year.

Selling, general and administrative (“SG&A”) expenses were $202.4 million, or 19.2 percent of revenues. Excluding non-cash expenses (depreciation and stock-based compensation) and acquisition and integration expenses primarily related acquired businesses, SG&A expenses were approximately 17.5 percent of revenues, up from 15.4 percent for the fourth quarter of 2020. The increase in the expense margin related to (i) higher relative growth of high-margin commercial revenue streams (which carry a higher SG&A expense component than IT staffing and federal government services revenues), (ii) headcount investments to support the growth of the business and (iii) higher incentive compensation and healthcare expenses that were both down in 2020 from historical levels.

Income from continuing operations for the fourth quarter of 2021 was $65.4 million ($1.24 per diluted share), up 35.4 percent over the fourth quarter of 2020. Net income, which included income from discontinued operations of $19.6 million ($0.37 per diluted share) was $85.0 million ($1.61 per diluted share), up 53.4 percent over the fourth quarter of 2020.

Adjusted EBITDA (a non-GAAP measure) from continuing operations was $130.3 million, up 26.0 percent over the fourth quarter of 2020. The Adjusted EBITDA margin for the quarter was 12.4 percent, up 90 basis points year-over-year related to the expansion in gross margin.

Liquidity and Capital Resources

The Company's primary source of liquidity is cash flows from operating activities, which have been sufficient to fund working capital and capital expenditure requirements.

At December 31, 2021, the Company had:
•Cash and cash equivalents of $529.6 million
•Full availability under its $250.0 million Senior Secured Revolving Credit Facility (due 2024)
•Outstanding Senior Secured Debt of $490.8 million (term B loan facility due 2025)
•Senior unsecured notes totaling $550.0 million at 4.625 percent (due 2028)

Borrowings under the Company’s $250.0 million Senior Secured Revolving Credit Facility are limited to a maximum Senior Secured Debt leverage ratio (ratio of Senior Secured Debt to trailing 12 months Adjusted EBITDA) of 3.75 to 1.0 at December 31, 2021. The Company's Senior Secured Debt leverage ratio was 1.02 to 1.0 at quarter end.

First Quarter 2022 Financial Estimates

The Company's financial estimates for the first quarter of 2022, which are set forth below, are based on current operating trends and assume no significant deterioration in the markets ASGN serves. These estimates do not include any acquisition, integration or strategic planning expenses. Reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$1,033.0	$1,053.0
SG&A expenses(1)	201.0	203.9
Amortization of intangible assets	13.9	13.9
Net income	54.8	58.4

Earnings per Share - Diluted:	$1.05	$1.12
Diluted shares outstanding	52.3	52.3
Gross margin	29.0%	29.2%
Effective tax rate(2)	27.2%	27.2%

Non-GAAP Financial Measures (from continuing operations):
Adjusted EBITDA	$117.3	$122.3
Adjusted Net Income(3)	$68.3	$71.9
Adjusted Net Income per diluted share(3)	$1.31	$1.37
Adjusted EBITDA Margin	11.4%	11.6%
___________
(1) Includes non-cash expenses totaling $18.3 million, comprised of: (i) $12.5 million in stock-based compensation and (ii) $5.8 million in depreciation.
(2) Estimated effective tax rate before any excess tax benefits related to stock-based compensation.
(3) Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $7.3 million each quarter, or $0.14 per diluted share, and represent the benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks.

The financial estimates above are based on estimated of “Billable Days” of 63.0, which is one more than the first quarter of 2021 and two more than fourth quarter of 2021. Billable Days are defined as Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, and additional time taken off around holidays.

The implied revenue growth rate for the quarter ranges from 13.9 percent to 16.1 percent. Revenue estimates include the estimated contribution of approximately $39.6 million from businesses acquired after the fourth quarter of 2020, which is approximately 4.4 percentage points of the implied growth rate for first quarter of 2022.

The above estimates also include the effects of the payroll tax reset, which occurs at the beginning of each year. These annual resets cause, among other things, lower gross and Adjusted EBITDA margins in the first quarter of the year.

For the Commercial Segment, despite the typical latency in spending at the beginning of the year on recently- approved capital projects, revenues are expected to be in line with or slightly higher than the fourth quarter of 2021. For the Federal Government Segment, revenues are expected to be down low single digits year-over-year on a difficult prior year comp, while gross profit and Adjusted EBITDA are expected to be up over the first quarter of 2021.

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the fourth quarter and full year 2021. The dial-in number is 877-407-0792 (+1-201-689-8263 for callers outside the United States), and the conference ID number is 13726095. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at www.asgn.com.

A replay of the conference call will be available beginning today at 7:30 p.m. ET until February 23, 2022. The access number for the replay is 844-512-2921 (+1-412-317-6671 for callers outside the United States) and the conference ID number is 13726095.

About ASGN Incorporated

ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and professional solutions, including technology, creative, and digital, across the commercial and government sectors. ASGN helps corporate enterprises and government organizations develop, implement and operate critical IT and business solutions through its integrated offering of professional staffing and IT solutions. For more information, visit us at asgn.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue scenarios outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding our ability to attract, train and retain qualified staffing consultants, the availability of qualified contract professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to manage our litigation matters, the successful integration of our acquired subsidiaries and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 1, 2021. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Results of Operations:
Revenues	$1,053.8	$900.4	$1,073.8	$4,009.5	$3,502.1
Costs of services	740.1	659.6	765.1	2,867.1	2,554.9
Gross profit	313.7	240.8	308.7	1,142.4	947.2
Selling, general and administrative expenses	202.4	153.0	192.7	735.8	615.0
Amortization of intangible assets	15.8	13.9	15.9	55.7	51.0
Operating income	95.5	73.9	100.1	350.9	281.2
Interest expense	(9.3)	(9.3)	(9.6)	(37.5)	(39.7)
Income before income taxes	86.2	64.6	90.5	313.4	241.5
Provision for income taxes	20.8	16.3	24.2	81.6	63.9
Income from continuing operations	65.4	48.3	66.3	231.8	177.6
Income from discontinued operations, net of income taxes	19.6	7.1	145.7	178.1	22.7
Net income	$85.0	$55.4	$212.0	$409.9	$200.3

Basic earnings per common share:
Continuing operations	$1.26	$0.91	$1.26	$4.40	$3.37
Discontinued operations	0.37	0.14	2.76	3.38	0.43
Net income	$1.63	$1.05	$4.02	$7.78	$3.80

Diluted earnings per common share:
Continuing operations	$1.24	$0.90	$1.24	$4.33	$3.33
Discontinued operations	0.37	0.14	2.73	3.33	0.43
Net income	$1.61	$1.04	$3.97	$7.66	$3.76

Number of shares and share equivalents used to calculate earnings per share:
Basic	52.0	52.8	52.7	52.7	52.7
Diluted	52.9	53.5	53.4	53.5	53.3
____
Historical periods have been revised to present the Oxford business as discontinued operations.

CONSOLIDATED SELECTED FINANCIAL DATA (Continued) (Unaudited)
(In millions)

	Year Ended
	December 31,
	2021	2020
Summary Statements of Cash Flow Data:
Cash provided by operating activities	$193.7	$424.8
Cash provided by (used in) investing activities	246.5	(219.0)
Cash used in financing activities	(184.4)	(29.0)

Reconciliation of GAAP to Non-GAAP Measure:
Cash provided by operating activities	$193.7	$424.8
Less - Cash flows from discontinued operations	84.0	(49.9)
Cash provided by operating activities from continuing operations	277.7	374.9
Less - Capital expenditures from continuing operations	(30.8)	(26.1)
Free Cash Flow from continuing operations (non-GAAP measure)	$246.9	$348.8

	December 31,
	2021	2020
Summary Balance Sheet Data:
Cash and cash equivalents	$529.6	$274.4
Working capital	858.5	578.2
Goodwill and intangible assets, net	2,057.4	1,890.6
Total assets	3,502.8	3,278.0
Long-term debt	1,033.9	1,033.4
Total liabilities	1,637.4	1,690.9
Total stockholders’ equity	1,865.4	1,587.1

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Net income	$85.0	$55.4	$212.0	$409.9	$200.3
Income from discontinued operations, net of tax	19.6	7.1	145.7	178.1	22.7
Income from continuing operations	65.4	48.3	66.3	231.8	177.6
Interest expense	9.3	9.3	9.6	37.5	39.7
Provision for income taxes	20.8	16.3	24.2	81.6	63.9
Depreciation	6.3	7.6	7.1	28.0	28.3
Amortization of intangible assets	15.8	13.9	15.9	55.7	51.0
EBITDA (non-GAAP measure)	117.6	95.4	123.1	434.6	360.5
Stock-based compensation	11.0	7.1	9.7	39.6	27.4
Acquisition, integration and strategic planning expenses	1.7	0.9	3.8	8.9	4.9
Adjusted EBITDA (non-GAAP measure)	$130.3	$103.4	$136.6	$483.1	$392.8

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Net income	$85.0	$55.4	$212.0	$409.9	$200.3
Income from discontinued operations, net of tax	19.6	7.1	145.7	178.1	22.7
Income from continuing operations	65.4	48.3	66.3	231.8	177.6
Acquisition, integration and strategic planning expenses	1.7	0.9	3.8	8.9	4.9
Tax effect on adjustments	(0.4)	(0.3)	(1.0)	(2.3)	(1.3)
Non-GAAP net income	66.7	48.9	69.1	238.4	181.2
Amortization of intangible assets	15.8	13.9	15.9	55.7	51.0
Other	(0.4)	(0.3)	(0.4)	(1.4)	(0.4)
Adjusted Net Income (non-GAAP measure)(1)	$82.1	$62.5	$84.6	$292.7	$231.8

Per diluted share:
Net Income	$1.61	$1.04	$3.97	$7.66	$3.76
Adjustments	(0.06)	0.13	(2.39)	(2.19)	0.59
Adjusted Net Income (non-GAAP measure)(1)	$1.55	$1.17	$1.58	$5.47	$4.35

Common shares and share equivalents (diluted)	52.9	53.5	53.4	53.5	53.3
_________
Historical periods have been revised to present the Oxford business as discontinued operations.
(1) Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets,” which currently total approximately $7.3 million per quarter (approximately $0.14 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

FINANCIAL ESTIMATES FOR THE FIRST QUARTER OF 2022
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$54.8	$58.4
Interest expense	9.5	9.5
Provision for income taxes	20.4	21.8
Depreciation expense(2)	6.2	6.2
Amortization of intangible assets	13.9	13.9
EBITDA (non-GAAP measure)	104.8	109.8
Stock-based compensation	12.5	12.5
Adjusted EBITDA (non-GAAP measure)	$117.3	$122.3

	Low	High
Net income(1)	$54.8	$58.4
Amortization of intangible assets	13.9	13.9
Other	(0.4)	(0.4)
Adjusted Net Income (non-GAAP measure)(3)	$68.3	$71.9

Per diluted share:
Net income	$1.05	$1.12
Adjustments	0.26	0.25
Adjusted Net Income (non-GAAP measure)(3)	$1.31	$1.37

Common shares and share equivalents (diluted)	52.3	52.3
_______
(1)Does not include acquisition, integration and strategic planning expenses, or excess tax benefits related to stock-based compensation.
(2)Comprised of (i) $5.8 million of depreciation included in SG&A expenses and (ii) $0.4 million of depreciation included in costs of services.
(3)Does not include the "Cash Tax Savings on Indefinite-lived Intangible Assets". These savings total $7.3 million per quarter ($0.14 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management uses these non-GAAP measures (EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, Senior Secured Debt leverage ratio and Revenues on a same Billable Days and Constant Currency basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA and Adjusted EBITDA provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses, adjusted for some of the cash flows associated with amortization of intangible assets to more fully present the performance of the Company's acquisitions. The calculation of Adjusted Net Income is presented in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

The Senior Secured Debt leverage ratio is a ratio of the Company's Senior Secured Debt to trailing 12 months Adjusted EBITDA (gives effect to the divestiture of the Oxford business) and provides information about the Company's compliance with loan covenants.

Revenues calculated on a Same Billable Days and Constant Currency basis provide more comparable information by removing the effect of differences in the number of billable days and changes in currency exchange rates on a year-over-year basis. Revenues on a Same Billable Days basis are adjusted for the following items: differences in billable days during the period by taking the current-period average revenue per billable day, multiplied by the number of billable days from the same period in the prior year; Billable Days are business days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather. To calculate revenues on Constant Currency basis, reported revenues are re-translated using foreign exchange rates from the comparable prior year period.

Contacts:
Ed Pierce
Chief Financial Officer
818-878-7900

ADDO Investor Relations
Kimberly Esterkin
310-829-5400 / kesterkin@addo.com